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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 28, 1998
                                                        -------------------

                               VERSANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)

        0-28540                                           94-3079392
(Commission File Number)                       (IRS Employer Identification No.)

                6539 Dumbarton Circle, Fremont, CALIFORNIA 94555
               (Address of Principal Executive Offices) (Zip Code)

                                 (510) 789-1500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

On December 28, 1998, Versant Corporation, a California corporation ("Registrant" or "Versant"), raised $1,443,750 in a private placement of 700,000 shares of Common Stock (the "Shares") and Warrants to purchase 350,000 shares of Common Stock (the "Warrants"). The purchase price for the Shares was $2.00 per share and the purchase price for the Warrants was $0.125 per share. The funding was provided by Special Situations Fund III LP, Special Situations Cayman LP and Special Situations Technology Fund LP ("Investors").

The Warrants issued to the Investors are exercisable by the Investors at any time into Common Stock of the Registrant at a price of $2.25 per share. The Warrants expire on December 28, 2001, or earlier under certain circumstances. Versant currently has approximately 10,150,138 shares of common stock outstanding.

Neither the Shares, the Warrants nor the shares issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and none of the Shares, Warrants or shares issuable upon exercise of the Warrants may be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The Shares and the Warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Versant has agreed to file a registration statement for the resale of the Shares and the shares of Versant Common Ctock issuable upon exercise of the Warrants.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                VERSANT CORPORATION

Date: January 8, 1999           /s/ GARY RHEA
------------------------        ------------------------------------------------
                                Gary Rhea
                                Vice President Finance and Administration.
                                Chief Financial Officer, Treasurer and Secretary
                                (Duly Authorized Officer and Principal
                                Financial Officer)



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